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              As filed with the Securities and Exchange Commission
                                on April 30, 1999


                                                      1940 Act File No. 811-4256

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940               [ ]


                                 AMENDMENT NO.  16                    [x]


                       ----------------------------------

                      STATE STREET RESEARCH EXCHANGE TRUST
               (Exact Name of Registrant as Specified in Charter)

One Financial Center, Boston, Massachusetts               02111
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's Telephone Number, Including Area Code (617) 357-1200

Francis J. McNamara, III, One Financial Center, Boston, MA 02111
                     (Name and Address of Agent for Service)

                                    Copy to:

                           Geoffrey R.T. Kenyon, Esq.
                          Goodwin, Procter & Hoar, LLP
                                 Exchange Place
                           Boston, Massachusetts 02110

                      STATE STREET RESEARCH EXCHANGE TRUST
                  PART A - INFORMATION REQUIRED IN A PROSPECTUS


                                   May 1, 1999


               All information required by this Part of Form N-1A except Items 1, 2, and 3 which are omitted pursuant to Instruction F(4) is included in Part B.

                      STATE STREET RESEARCH EXCHANGE TRUST

                 PART B - STATEMENT OF ADDITIONAL INFORMATION


                                   May 1, 1999


The following Statement of Additional Information is not a Prospectus. Registrant is not offering securities to the general public and maintains no current prospectus. However, general information about Registrant which would normally be included in a current prospectus, except such information as would be applicable to an offering of Registrant's shares, has been included in this Statement of Additional Information.

                                TABLE OF CONTENTS

                                                            Page


General Information and History ...............................2
Investment Policies............................................2
Trustees and Officers.........................................14
Controlling Persons and Principal Holders of Securities.......17
Investment Advisory and Other Services........................18
Portfolio Transactions........................................19
Shares of Beneficial Interest and Other Securities............21
Redemption and Pricing of Securities..........................23
Tax Status....................................................25
Financial Statements..........................................26

General Information and History

            Registrant's predecessor, State Street Exchange Fund, Inc., was originally incorporated in Massachusetts on December 12, 1984 to become the successor to State Street Exchange Fund (A Limited Partnership) (the "Partnership") which was formed as a limited partnership, and registered with the Securities and Exchange Commission as an open-end, diversified management company, in 1975. Effective May 1, 1985, in accordance with a Plan of Reorganization and Liquidation which was approved by the partners of the Partnership on December 11, 1984, State Street Exchange Fund, Inc. succeeded to the business and operations of the Partnership. Effective May 1, 1989 State Street Exchange Fund, Inc. was reorganized as a Massachusetts business trust and carries on its operations as State Street Research Exchange Fund (the "Fund") (formerly known as State Street Exchange Fund), a series of State Street Research Exchange Trust (the "Trust") (formerly known as State Street Exchange Trust). References to Registrant here also refer, where appropriate, to Registrant's predecessors.

Investment Policies

            Investment Objective and Restrictions

            The Fund's investment objective is to seek long-term growth of capital and consequent long-term growth of income. This objective cannot be changed without a vote of the shareholders. In order to achieve this objective the Fund's assets normally will be invested largely in a diversified and supervised portfolio of common stocks, or securities convertible into common stocks, believed by management to have growth potential over the years. However, there may be times when, in management's judgment, the Fund's interests are best served and the long range investment objective most likely to be achieved by having a portion of the Fund's assets in cash or fixed income or other defensive securities, and freedom to so administer the portfolio is retained. Because the Fund invests primarily in stocks, its major risks are those of stock investing, including sudden, unpredictable drops in value and the potential for periods of lackluster performance. The Fund may invest in companies with some international business, and also may invest in foreign companies, therefore, the Fund is subject to the risks associated with international investing.

            The Fund has no fundamental policy with respect to the issuance of senior securities.

            It is the Fund's policy not to purchase securities on margin or make a short sale of any securities, or purchase or write puts, calls, straddles or spreads except in connection with options on securities and securities indices and options on futures with respect to securities and securities indices.

            It is the Fund's policy not to borrow money except for temporary, emergency or extraordinary purposes and then only up to an amount equal to 10% of its net assets.

            It is the Fund's policy not to underwrite securities of other issuers except to the extent it may be deemed an "underwriter" when it disposes of restricted securities. In addition, it is Registrant's policy not to purchase or otherwise acquire securities for its portfolio which are deemed by the Board of Trustees to be restricted as to resale if such acquisition would cause more than 10% of the Fund's total assets (taken at market value) to be held in such securities.

            It is the Fund's policy not to make any investment which would cause more than 25% of its total assets, taken at market value, to be invested in any one industry.

            It is the Fund's policy not to make any investment in real property. The Fund has no fundamental policy with respect to investment in real estate mortgage loans.

            It is the Fund's policy not to invest in commodities or commodity contracts except for futures and options on futures with respect to securities and securities indices. (This policy is interpreted to permit transactions in foreign currencies, including forward contracts on foreign currencies, when used as a hedge with respect to a specific foreign security held by the Fund.)

            It is the Fund's policy not to make loans to other persons except that Registrant may make loans of its portfolio securities comprising not more than 10% of its total assets if such loans are fully secured by cash when made. Registrant will lend portfolio securities only when a determination has been made by the Board of Trustees that the net return to the Fund in consideration of lending the securities is reasonable and desirable, that any fee paid to the broker placing such loan is reasonable and based solely upon services rendered, that the lending of such securities is consistent with the Fund's investment objective, and that no affiliate of the Fund or of State Street Research & Management Company (the "Management Company") is involved in such lending transaction or is receiving any fees in connection therewith.

            It is the Fund's policy not:

            (a) To purchase oil, gas, or other mineral leases or partnership interests in oil, gas, or other exploration programs;

            (b) To purchase for its portfolio, securities of any issuer (other than the United States or its instrumentalities) if such purchase at the time would cause more than 5% of the total assets of Registrant (taken at market value) to be invested in the securities of such issuer;

            (c) To purchase for its portfolio, securities of any issuer if such purchase at the time thereof would cause more than 10% of any class of securities of such issuer to be held by the Fund;

            (d) To make investments for the purpose of exercising control or management of other companies;


            (e) To purchase securities for its portfolio issued by any other investment company;

            (f) To purchase securities of any issuer which has a record of less than three years' continuous operation if such purchase would cause more than 5% of the Fund's total assets (taken at market value) to be invested in the securities of such issuers; provided that any such three year period may include the operation of any predecessor company, partnership, or individual enterprise if the issuer whose securities are to be purchased came into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company, partnership, or individual enterprise; or

            (g) To purchase or retain any securities of an issuer if, to the knowledge of the Fund, those officers and Trustees of the Management Company who individually own beneficially more than 1/2 of 1% of the shares or securities of such issuer together own beneficially more than 5% of such shares or securities.

            Restricted Securities


            It is the Fund's policy not to make an investment in restricted securities, including restricted securities sold in accordance with Rule 144A under the Securities Act of 1933 ("Rule 144A Securities") if, as a result, more than 35% of the Fund's total assets are invested in restricted securities, provided not more than 10% of the Fund's total assets are invested in restricted securities other than Rule 144A Securities.

            Securities may be resold pursuant to Rule 144A under certain circumstances only to qualified institutional buyers as defined in the rule, and the markets and trading practices for such securities are relatively new and still developing; depending on the development of such markets, such Rule 144A Securities may be deemed to be liquid as determined by or in accordance with methods adopted by the Trustees. Under such methods the following factors are considered, among others: the frequency of trades and quotes for the security, the number of dealers and potential purchasers in the market, marketmaking activity, and the nature of the security and marketplace trades. Investments in Rule 144A Securities could have the effect of increasing the level of the Fund's illiquidity to the extent that qualified institutional buyers become, for a time, uninterested in purchasing such securities. Also, the Fund may be adversely impacted by the possible illiquidity and subjective valuation of such securities in the absence of an active market for them. Restricted securities that are not resalable under Rule 144A may be subject to risks of illiquidity and subjective valuations to a greater degree than Rule 144A Securities.


            Foreign Investments

            The Fund reserves the right to invest without limitation in securities of non-U.S. issuers directly, or indirectly in the form of American Depositary Receipts ("ADRs") and

            European Depositary Receipts ("EDRs"). Under current policy, however, the Fund limits such investments, including ADRs and EDRs, to a maximum of 35% of its total assets.

            ADRs are receipts, typically issued by a U.S. bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation or other entity. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Generally, ADRs in registered form are designed for use in U.S. securities markets and EDRs are designed for use in European securities markets. The underlying securities are not always denominated in the same currency as the ADRs or EDRs. Although investment in the form of ADRs or EDRs facilitates trading in foreign securities, it does not mitigate all the risks associated with investing in foreign securities.

            ADRs are available through facilities which may be either "sponsored" or "unsponsored." In a sponsored arrangement, the foreign issuer establishes the facility, pays some or all of the depository's fees, and usually agrees to provide shareholder communications. In an unsponsored arrangement, the foreign issuer is not involved, and the ADR holders pay the fees of the depository. Sponsored ADRs are generally more advantageous to the ADR holders and the issuer than are unsponsored ADRs. More and higher fees are generally charged in an unsponsored program compared to a sponsored facility. Only sponsored ADRs may be listed on the New York or American Stock Exchanges. Unsponsored ADRs may prove to be more risky due to (a) the additional costs involved to the Fund; (b) the relative illiquidity of the issue in U.S. markets; and (c) the possibility of higher trading costs in the over-the-counter market as opposed to exchange-based trading. The Fund will take these and other risk considerations into account before making an investment in an unsponsored ADR.

            The risks associated with investments in foreign securities include those resulting from fluctuations in currency exchange rates, revaluation of currencies, future political and economic developments, including the risks of nationalization or expropriation, the possible imposition of currency exchange blockages, higher operating expenses, foreign withholding and other taxes which may reduce investment return, reduced availability of public information concerning issuers and the fact that foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements comparable to those applicable to domestic issuers. Moreover, securities of many foreign issuers may be less liquid and their prices more volatile than those of securities of comparable domestic issuers.

            It is anticipated that most of the foreign investments of the Fund will consist of securities of issuers in countries with developed economies. However, the Fund may also invest in the securities of issuers in countries with less developed economies as deemed appropriate by the Management Company. Such countries include countries that have an emerging stock market that trades a small number of securities and/or countries with economies that are based on only a few industries. To the extent the Fund invests in such securities, it will be subject to a variety of additional risks, including risks associated with political instability, economies based on relatively few industries, lesser market liquidity, high rates of inflation, significant price volatility of portfolio holdings and high levels of external debt in the relevant country.

            Although the Fund may invest in securities denominated in foreign currencies, the Fund values its securities and other assets in U.S. dollars. As a result, the net asset value of the Fund's shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Fund's securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which the Fund makes its investments could reduce the effect of increases and magnify the effect of decreases in the prices of the Fund's securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of the Fund's securities in the local markets.

            Currency Transactions

            In order to protect against the effect of uncertain future exchange rates on securities denominated in foreign currencies, the Fund may engage in currency exchange transactions either on a spot (i.e., cash) basis at the rate prevailing in the currency exchange market or by entering into forward contracts to purchase or sell currencies. Although such contracts tend to minimize the risk of loss resulting from a correctly predicted decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase. In entering a forward currency transaction, the Fund is dependent upon the creditworthiness and good faith of the counterparty. The Fund attempts to reduce the risks of nonperformance by the counterparty by dealing only with established, large institutions with which the Management Company has done substantial business in the past.

            The Fund's dealings in forward currency exchange contracts will be limited to hedging involving either specific transactions or aggregate portfolio positions. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are not commodities and are entered into in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Although spot and forward contracts will be used primarily to protect the Fund from adverse currency movements, they also involve the risk that anticipated currency movements will not be accurately predicted, which may result in losses to the Fund. This method of protecting the value of the Fund's portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some future point in time. Although such contracts tend to minimize the risk of loss due to a decline in the value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase.

            Derivatives

            The Fund may buy and sell certain types of derivatives such as options, futures contracts, options on futures contracts, and swaps under circumstances in which such instruments are expected by the Management Company to aid in achieving the Fund's investment objective. The Fund may also purchase instruments with characteristics of both futures and securities (e.g., debt instruments with interest and principal payments determined by reference to the value of a commodity or a currency at a future time) and which, therefore, possess the risks of both futures and securities investments.

            Derivatives, such as options, futures contracts, options on futures contracts, and swaps enable the Fund to take both "short" positions (positions which anticipate a decline in the market value of a particular asset or index) and "long" positions (positions which anticipate an increase in the market value of a particular asset or index). The Fund may also use strategies which involve simultaneous short and long positions in response to specific market conditions, such as where the Investment Manager anticipates unusually high or low market volatility.


            The Management Company may enter into derivative positions for the Fund for either hedging or non-hedging purposes. The term hedging is applied to defensive strategies designed to protect the Fund from an expected decline in the market value of an asset or group of assets that the Fund owns (in the case of a short hedge) or to protect the Fund from an expected rise in the market value of an asset or group of assets which it intends to acquire in the future (in the case of a long or "anticipatory" hedge). Non-hedging strategies include strategies designed to produce incremental income (such as the option writing strategy described below) or "speculative" strategies which are undertaken to profit (i) from an expected decline in the market value of an asset or group of assets which the Fund does not own or (ii) expected increases in the market value of an asset which it does not plan to acquire. Information about specific types of instruments is provided below.


            Futures Contracts. Futures contracts are publicly traded contracts to buy or sell an underlying asset or group of assets, such as a currency, or an index of securities, at a future time at a specified price. A contract to buy establishes a long position while a contract to sell establishes a short position.


            The purchase of a futures contract on an equity security or an index of equity securities normally enables a buyer to participate in the market movement of the underlying asset or index after paying a transaction charge and posting margin in an amount equal to a small percentage of the value of the underlying asset or index. The Fund will initially be required to deposit with the Trust's custodian or the futures commission merchant effecting the futures transaction an amount of "initial margin" in cash or securities, as permitted under applicable regulatory policies.


            Initial margin in futures transactions is different from margin in securities transactions in that the former does not involve the borrowing of funds by the customer to finance the transaction. Rather, the initial margin is like a performance bond or good faith deposit on the contract. Subsequent payments (called "maintenance margin") to and from the broker will be made on a daily basis as the price of the underlying asset fluctuates. This process is known as "marking to market." For example, when the Fund has taken a long position in a futures contract and the value of the underlying asset has risen, that position will have increased in value and the Fund will receive from the broker a maintenance margin payment equal to the increase in value of the underlying asset. Conversely, when the Fund has taken a long position in a futures contract and the value of the underlying instrument has declined, the position would be less valuable, and the Fund would be required to make a maintenance margin payment to the broker.

            At any time prior to expiration of the futures contract, the Fund may elect to close the position by taking an opposite position which will terminate the Fund's position in the futures contract. A final determination of maintenance margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain. While futures contracts with respect to securities do provide for the delivery and acceptance of such securities, such delivery and acceptance are seldom made.

            In transactions establishing a long position in a futures contract, assets equal to the face value of the futures contract will be identified by the Fund to the Trust's custodian for maintenance in a separate account to insure that the use of such futures contracts is unleveraged. Similarly, assets having a value equal to the aggregate face value of the futures contract will be identified with respect to each short position. The Fund will utilize such assets and methods of cover as appropriate under applicable exchange and regulatory policies.

            Options. The Fund may use options to implement its investment strategy. There are two basic types of options: "puts" and "calls." Each type of option can establish either a long or a short position, depending upon whether the Fund is the purchaser or the writer of the option. A call option on a security, for example, gives the purchaser of the option the right to buy, and the writer the obligation to sell, the underlying asset at the exercise price during the option period. Conversely, a put option on a security gives the purchaser the right to sell, and the writer the obligation to buy, the underlying asset at the exercise price during the option period.

            Purchased options have defined risk, that is, the premium paid for the option, no matter how adversely the price of the underlying asset moves, while affording an opportunity for gain corresponding to the increase or decrease in the value of the optioned asset. In general, a purchased put increases in value as the value of the underlying security falls and a purchased call increases in value as the value of the underlying security rises.

            The principal reason to write options is to generate extra income (the premium paid by the buyer). Written options have varying degrees of risk. An uncovered written call option theoretically carries unlimited risk, as the market price of the underlying asset could rise far above the exercise price before its expiration. This risk is tempered when the call option is covered, that is, when the option writer owns the underlying asset. In this case, the writer runs the risk of the lost opportunity to participate in the appreciation in value of the asset rather than the risk of an out-of-pocket loss. A written put option has defined risk, that is, the difference between the agreed upon price that the Fund must pay to the buyer upon exercise of the put and the value, which could be zero, of the asset at the time of exercise.

            The obligation of the writer of an option continues until the writer effects a closing purchase transaction or until the option expires. To secure its obligation to deliver the underlying asset in the case of a call option, or to pay for the underlying asset in the case of a put option, a covered writer is required to deposit in escrow the underlying security or other assets in accordance with the rules of the applicable clearing corporation and exchanges.

            Among the options which the Fund may enter are options on securities indices. In general, options on indices of securities are similar to options on the securities themselves except that delivery requirements are different. For example, a put option on an index of securities does not give the holder the right to make actual delivery of a basket of securities but instead gives the holder the right to receive an amount of cash upon exercise of the option if the value of the underlying index has fallen below the exercise price. The amount of cash received will be equal to the difference between the closing price of the index and the exercise price of the option expressed in dollars times a specified multiple. As with options on equity securities or futures contracts, the Fund may offset its position in index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

            A securities index assigns relative values to the securities included in the index and the index options are based on a broad market index. In connection with the use of such options, the Fund may cover its position by identifying assets having a value equal to the aggregate face value of the option position taken.

            Options on Futures Contracts. An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option.

            Limitations and Risks of Options and Futures Activity. The Fund may not establish a position in a commodity futures contract or purchase or sell a commodity option contract for other than bona fide hedging purposes if immediately thereafter the sum of the amount of initial margin deposits and premiums required to establish such positions for such nonhedging purposes would exceed 5% of the market value of the Fund's net assets. The Fund applies a similar policy to options that are not commodities.

            As noted above, the Fund may engage in both hedging and nonhedging strategies. Although effective hedging can generally capture the bulk of a desired risk adjustment, no hedge is completely effective. The Fund's ability to hedge effectively through transactions in futures and options depends on the degree to which price movements in its holdings correlate with price movements of the futures and options.

            Nonhedging strategies typically involve special risks. The profitability of the Fund's non-hedging strategies will depend on the ability of the Management Company to analyze both the applicable derivatives market and the market for the underlying asset or group of assets.

            Derivatives markets are often more volatile than corresponding securities markets and a relatively small change in the price of the underlying asset or group of assets can have a magnified effect upon the price of a related derivative instrument.

            Derivatives markets also are often less liquid than the market for the underlying asset or group of assets. Some positions in futures and options may be closed out only on an exchange which provides a secondary market therefor. There can be no assurance that a liquid secondary market will exist for any particular futures contract or option at any specific time. Thus, it may not be possible to close such an option or futures position prior to maturity. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to effectively carry out their derivative strategies and might, in some cases, require the Fund to deposit cash to meet applicable margin requirements. The Fund will enter into an option or futures position only if it appears to be a liquid investment.

            Swaps. The Fund may enter into various forms of swap arrangements with counterparties with respect to interest rates, currency rates or indices, including purchase of caps, floors and collars as described below. In an interest rate swap the Fund could agree for a specified period to pay a bank or investment banker the floating rate of interest on a so-called notional principal amount (i.e., an assumed figure selected by the parties for this purpose) in exchange for agreement by the bank or investment banker to pay the Fund a fixed rate of interest on the notional principal amount. In a currency swap the Fund would agree with the other party to exchange cash flows based on the relative differences in values of a notional amount of two (or more) currencies; in an index swap, the Fund would agree to exchange cash flows on a notional amount based on changes in the values of the selected indices. Purchase of a cap entitles the purchaser to receive payments from the seller on a notional amount to the extent that the selected index exceeds an agreed upon interest rate or amount whereas purchase of a floor entitles the purchaser to receive such payments to the extent the selected index falls below an agreed upon interest rate or amount. A collar combines a cap and a floor.

            The Fund may enter credit protection swap arrangements involving the sale by the Fund of a put option on a debt security which is exercisable by the buyer upon certain events, such as a default by the referenced creditor on the underlying debt or a bankruptcy event of the creditor.

            Most swaps entered into by the Fund will be on a net basis; for example, in an interest rate swap, amounts generated by application of the fixed rate and the floating rate to the notional principal amount would first offset one another, with the Fund either receiving or paying the difference between such amounts. In order to be in a position to meet any obligations resulting from swaps, the Fund will set up a segregated custodial account to hold appropriate liquid assets, including cash; for swaps entered into on a net basis, assets will be segregated having a daily net asset value equal to any excess of the Fund's accrued obligations over the accrued obligations of the other party, while for swaps on other than a net basis assets will be segregated having a value equal to the total amount of the Fund's obligations.

            These arrangements will be made primarily for hedging purposes, to preserve the return on an investment or on a portion of the Fund's portfolio. However, the Fund may, as noted above, enter into such arrangements for income purposes to the extent permitted by the Commodities Futures Trading Commission for entities which are not commodity pool operators, such as the Fund. In entering a swap arrangement, the Fund is dependent upon the creditworthiness and good faith of the counterparty. The Fund attempts to reduce the risks of nonperformance by the counterparty by dealing only with established, reputable institutions. The swap market is still relatively new and emerging; positions in swap arrangements may become illiquid to the extent that nonstandard arrangements with one counterparty are not readily transferable to another counterparty or if a market for the transfer of swap positions does not develop. The use of interest rate swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Management Company is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared with what it would have been if these investment techniques were not used. Moreover, even if the Management Company is correct in its forecasts, there is a risk that the swap position may correlate imperfectly with the price of the asset or liability being hedged.


            Securities Lending. The Fund may lend portfolio securities with a value of up to 10% of its total assets. The Fund will receive cash or cash equivalents (e.g., U.S. Government obligations) as collateral in an amount equal to at least 100% of the current market value of the loaned securities plus accrued interest. Collateral received by the Fund will generally be held in the form tendered, although cash may be invested in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, irrevocable stand-by letters of credit issued by a bank, or any combination thereof. The investing of cash collateral received from loaning portfolio securities involves leverage which magnifies the potential for gain or loss on monies invested and, therefore, results in an increase in the volatility of the Fund's outstanding securities. Such loans may be terminated at any time.

            The Fund may receive a lending fee and will retain rights to dividends, interest or other distributions on the loaned securities. Voting rights pass with the lending, although the Fund may call loans to vote proxies if desired. Should the borrower of the securities fail financially, there is a risk of delay in recovery of the securities or loss of rights in the collateral. Loans are made only to borrowers which are deemed by the Management Company to be of good financial standing.

            Industry Classifications. In determining how much of the portfolio is invested in a given industry, the following industry classifications are currently used. Securities issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities or mixed- ownership Government corporations or sponsored enterprises (including repurchase agreements involving U.S. Government securities to the extent excludable under relevant regulatory interpretations) are excluded. Securities issued by foreign governments are also excluded. Companies engaged in the business of financing will be classified according to the industries of the parent companies or industries that otherwise most affect such financing companies. Issuers of asset-backed pools will be classified as separate industries based on the nature of the underlying assets, such as mortgages and credit card receivables. "Asset-backed--Mortgages" includes private pools of nongovernment backed mortgages.

Autos & Transportation            Financial Data Processing
----------------------              Services & Systems
Air Transport                     Insurance
Auto Parts                        Miscellaneous Financial
Automobiles                       Real Estate Investment
Miscellaneous                       Trusts
  Transportation                  Rental & Leasing Services:
Railroad Equipment                  Commercial
Railroads                         Securities Brokerage &
Recreational Vehicles &             Services
  Boats
Tires & Rubber
Truckers                          Health Care
                                  -----------
                                  Drugs & Biotechnology
Consumer Discretionary            Health Care Facilities
----------------------            Health Care Services
Advertising Agencies              Hospital Supply
Casino/Gambling,                  Service Miscellaneous
  Hotel/Motel
Commercial Services
Communications, Media &           Integrated Oils
  Entertainment                   ---------------
Consumer Electronics              Oil: Integrated Domestic
Consumer Products                 Oil: Integrated International
Consumer Services
Household Furnishings
Leisure Time                      Materials & Processing
Photography                       ----------------------
Printing & Publishing             Agriculture
Restaurants                       Building & Construction
Retail                            Chemicals
Shoes                             Containers & Packaging
Textile Apparel                   Diversified Manufacturing
  Manufacturers                   Engineering & Contracting
Toys                                Services
                                  Fertilizers
                                  Forest Products
Consumer Staples                  Gold & Precious Metals
----------------                  Miscellaneous Materials &
Beverages                           Processing
Drug & Grocery Store              Non-Ferrous Metals
  Chains                          Office Supplies
Foods                             Paper and Forest Products
Household Products                Real Estate & Construction
Tobacco                           Steel
                                  Textile Products

Financial Services
------------------
Banks & Savings and Loans

Other                         Producer Durables               Technology
----------------              -----------------               ----------
Trust Certificates--          Aerospace                       Communications Technology
  Government Related          Electrical Equipment &          Computer Software
  Lending                       Components                    Computer Technology
Asset-backed--Mortgages       Electronics: Industrial         Electronics
Asset-backed--Credit Card     Homebuilding                    Electronics: Semi-
  Receivables                 Industrial Products               Conductors/Components
Miscellaneous                 Machine Tools                   Miscellaneous Technology
Multi-Sector Companies        Machinery
                              Miscellaneous Equipment
                              Miscellaneous Producer          Utilities
Other Energy                    Durables                      ---------
------------                  Office Furniture & Business     Miscellaneous Utilities
Gas Pipelines                   Equipment                     Utilities: Cable TV & Radio
Miscellaneous Energy          Pollution Control and           Utilities: Electrical
Offshore Drilling               Environmental Services        Utilities: Gas Distribution
Oil and Gas Producers         Production Technology           Utilities: Telecommunications
Oil Well Equipment &            Equipment                     Utilities: Water
  Services                    Telecommunications
                                Equipment

Computer Related Risks
----------------------

     Many mutual funds and other companies that issue securities, as well as government entities upon whom those mutual funds and companies depend, may be adversely affected by computer systems (whether their own systems or systems of their service providers) that do not properly process dates beginning with January 1, 2000 and information related to those dates.

     The Investment Manager currently is in the process of reviewing its internal computer systems as they relate to the Fund, as well as the computer systems of those service providers upon which the Fund relies, in order to obtain reasonable assurances that the Fund will not experience a material adverse impact related to the problem. The Fund does not currently anticipate that the problem will have a material adverse impact on its portfolio investments, taken as a whole. There can be no assurances in this area, however, including the possibility that the problem could negatively affect the investment markets or the economy generally.

Trustees and Officers

            Under Registrant's Master Trust Agreement, subject to the terms thereof, Registrant's Board of Trustees has general management and control of all the property and affairs of the Fund.

            The Trustees and principal officers of the Trust, their addresses, and their principal occupations and positions with certain affiliates of the Management Company are set forth below.


            *+Peter C. Bennett, One Financial Center, Boston, MA 02111, serves as Vice President of the Trust. He is 60. His principal occupation is currently, and during the past five years has been, Executive Vice President of State Street Research & Management Company. Mr. Bennett is also a Director of State Street Research & Management Company. Mr. Bennett's other principal business affiliation is Director, State Street Research Investment Services, Inc.

            +Bruce R. Bond, 100 Minuteman Road, Andover, MA 01810, serves as Trustee of the Trust. He is 52. His principal occupation is Chairman of the Board, Chief Executive Officer and President of PictureTel Corporation. During the past five years, Mr. Bond has also served as Chief Executive Officer of ANS Communications (a communications networking company) and as managing director of British Telecommunications PLC.

            +Steve A. Garban, The Pennsylvania State University, 208 Old Main, University Park, PA 16802, serves as Trustee of the Trust. He is 61. He is retired and was formerly Senior Vice President Finance and Operations and Treasurer Emeritus of The Pennsylvania State University.

            +Malcolm T. Hopkins, 14 Brookside Road, Biltmore Forest, Asheville, NC 28803, serves as Trustee of the Trust. He is 71. He is engaged principally in private investments. Previously, he was Vice Chairman of the Board and Chief Financial Officer of St. Regis Corp.

            *+Gerard P. Maus, One Financial Center, Boston, MA 02111, serves as Treasurer of the Trust. He is 48. His principal occupation is currently, and during the past five years has been, Executive Vice President, Treasurer, Chief Financial Officer, Chief Administrative Officer and Director of State Street Research & Management Company. Mr. Maus's other principal business affiliations include Executive Vice President, Treasurer, Chief Financial Officer, Chief Administrative Officer and Director of State Street Research Investment Services, Inc.

            *+Francis J. McNamara, III, One Financial Center, Boston, MA 02111, serves as Secretary and General Counsel of the Trust. He is 43. His principal occupation is Executive Vice President, General Counsel and Secretary of State Street Research & Management Company. During the past five years he has also served as Senior Vice President of State Street Research & Management Company and as Senior Vice President, General Counsel and Assistant Secretary of The Boston Company, Inc., Boston Safe Deposit and Trust Company and The Boston Company Advisors, Inc. Mr. McNamara's other principal business affiliations include Executive Vice President, General Counsel and Clerk of State Street Research Investment Services, Inc.


------------------------------------------------
* or +    See footnotes on page 16

            +Dean O. Morton, 3200 Hillview Avenue, Palo Alto, CA 94304, serves as Trustee of the Trust. He is 67. He is retired and was formerly Executive Vice President, Chief Operating Officer and Director of Hewlett-Packard Company.

            +Susan M. Phillips, The George Washington University, 710 21st Street, Suite 206, Washington, DC 20052, serves as Trustee of the Trust. She is
56. Her principal occupation is currently Dean of the School of Business and Public Management at George Washington University and Professor of Finance. Previously, she was a member of the Board of Governors of the Federal Reserve System and Chairman and Commissioner of the Commodity Futures Trading Commission.

            +Toby Rosenblatt, 3409 Pacific Avenue, San Francisco, CA 94118, serves as Trustee of the Trust. He is 60. His principal occupations during the past five years have been President of The Glen Ellen Company, a private investment company and Vice President of Founders Investments Ltd.

            +Michael S. Scott Morton, Massachusetts Institute of Technology,
77 Massachusetts Avenue, Cambridge, MA 02139, serves as Trustee of the Trust. He is 61. His principal occupation during the past five years has been Jay W. Forrester Professor of Management at Sloan School of Management, Massachusetts Institute of Technology.

            *+Ralph F. Verni, One Financial Center, Boston, MA 02111, serves as Chairman of the Board, President, Chief Executive Officer and Trustee of the Trust. He is 56. His principal occupation is currently, and during the past five years has been, Chairman of the Board, President, Chief Executive Officer and Director of State Street Research & Management Company. Mr. Verni's other principal business affiliations include Chairman of the Board and Director of State Street Research Investment Services, Inc. (until February 1996, prior positions as President and Chief Executive Officer).

------------------------------------------------
* or +    See footnotes on page 16

             *+James M. Weiss, One Financial Center, Boston, MA 02111, serves as Vice President of the Trust. He is 52. His principal occupation is Senior Vice President of State Street Research & Management Company. During the past five years he has also served as President and Chief Investment Officer of IDS Equity Advisors.

            *+Kennard Woodworth, Jr., One Financial Center, Boston, MA 02111, serves as Vice President of the Trust. He is 60. His principal occupation is currently, and during the past five years has been, Senior Vice President of State Street Research & Management Company.

----------------------------

* These Trustees and/or officers are or may be deemed to be "interested persons" of the Trust under the Investment Company Act of 1940 (the "1940 Act") because of their affiliations with the Trust's Management Company.

+ Serves as a Trustee and/or officer of one or more of the following investment companies, each of which has an advisory relationship with the Management Company or its parent, Metropolitan Life Insurance Company ("Metropolitan"): State Street Research Equity Trust, State Street Research Financial Trust, State Street Research Income Trust, State Street Research Money Market Trust, State Street Research Tax-Exempt Trust, State Street Research Capital Trust, State Street Research Exchange Trust, State Street Research Growth Trust, State Street Research Master Investment Trust, State Street Research Securities Trust, State Street Research Portfolios, Inc. and Metropolitan Series Fund, Inc.

Controlling Persons and Principal Holders of Securities

            There are no persons who control Registrant.

            There are no persons who own or are known by Registrant to own of record or beneficially 5% or more of Registrant's outstanding shares.


            Registrant's Trustees and principal Officers as a group beneficially owned, as of March 31, 1999, less than 1% of the outstanding shares of the Registrant.

            The Trustees were compensated as follows:

               Name of                     Aggregate         Total Compensation       Total Compensation From
               Trustee                     Compensation      From All State Street    All State Street Research Funds
                                           From Fund(a)      Research Funds           and Metropolitan Series Fund, Inc.
                                                             Paid to Trustees(b)      Paid to Trustees(c)
            Bruce R. Bond*                 $    0            $     0                  $      0
            Steve A. Garban                $4,500            $81,300                  $110,300
            Malcolm T. Hopkins             $4,000            $69,700                  $ 97,200
            Dean Morton                    $4,600            $84,700                  $110,700
            Susan M. Phillips              $1,235            $12,145                  $ 12,145
            Toby Rosenblatt                $4,000            $72,600                  $ 72,600
            Michael S. Scott Morton        $4,800            $89,500                  $115,500
            Ralph F. Verni                 $    0            $     0                  $      0

            *Elected Trustee on April 6, 1999 and therefore did not earn any fees for the fiscal year ended December 31, 1998.

(a)         For the Fund's fiscal year ended December 31, 1998.

(b) Includes compensation on behalf of all series of 11 investment companies for which the Management Company served as sole investment adviser. "Total Compensation From All State Street Research Funds Paid to Trustees" is for the 12 months ended December 31, 1998. The Fund does not provide any pension or retirement benefits for the Trustees.

(c) Includes compensation on behalf of all series of 11 investment companies for which the Management Company served as sole investment adviser and all series of Metropolitan Series Fund, Inc. The primary adviser to Metropolitan Series Fund, Inc. is Metropolitan Life Insurance Company, which as retained the Management Company a sub-adviser to certain series of Metropolitan Series Fund, Inc. The figure indicated in this column includes compensation relating to series of Metropolitan Series, Inc. which are not advised by the Management Comapny. "Total Compensation From All State Street Research Funds and Metropolitan Series Fund, Inc." is for the 12 months ended December 31, 1998.

Investment Advisory and Other Services


            Registrant's Management Company is State Street Research & Management Company, a Delaware corporation, with offices at One Financial Center, Boston, Massachusetts 02111-2690. The Management Company is an indirect wholly-owned subsidiary of Metropolitan.
            It, and its predecessor, a Massachusetts partnership having the same name, have been providing investment advice and management to clients since 1927. As of March 31, 1999, the Management Company had assets of approximately $54.4 billion under direct or indirect management.

            Kennard Woodworth, Jr. has been responsible for the Fund's day-to-day portfolio management since February 1993. He is a Senior Vice President of the Management Company. He joined the Management Company in 1986 and has worked as an investment professional since 1961.

            The advisory fee payable quarterly by Registrant to the Management Company is computed as a percentage of the average of the values of the net assets of Registrant as determined at the close of each business day during the quarter at the annual rate of 1/2 of 1% of the value of such net assets.


            The total investment management fees paid by Registrant to the Management Company for the fiscal years ended December 31, 1998, 1997 and 1996 were $1,951,523, $1,630,111 and $1,281,051, respectively.


            Registrant's investment advisory contract with the Management Company provides that the Management Company shall furnish Registrant with suitable office space and facilities and such management, investment advisory, statistical and research facilities and services as may be required from time to time by Registrant. Although under such contract Registrant is responsible for all of its other expenses and services, the Management Company currently follows, and expects to continue to follow, the practice of keeping Registrant's general books and accounts relative to the net asset value of Registrant's shares and of calculating such net asset value, both at no additional charge.


            Under the Code of Ethics of the Management Company, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person's position, the identity of the security, the timing of the transaction, and similar factors. Such personnel must report their personal securities transactions quarterly and supply broker confirmations of such transactions to the Management Company.

            State Street Bank and Trust Company (the "Bank") is the registrant's custodian with main offices at 225 Franklin Street, Boston, MA 02110. As custodian the Bank maintains custody over all portfolio securities and cash of Registrant. The Bank also acts as Registrant's Dividend Disbursing Agent and as Transfer Agent (the "Transfer Agent") with respect to shares of Registrant and in each capacity maintains appropriate records relating to, and forwards appropriate statements to, Registrant's shareholders.

            Under a Shareholders' Administrative Services Agreement with the Trust, State Street Research Investment Services, Inc. provides shareholders' administrative services, such as responding to inquiries and instructions from investors respecting shareholder records and the redemption of shares of the Fund, and is entitled to a fee for providing such services.


            Registrant's independent accountants are PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110. This firm is responsible for all required audit functions with respect to Registrant's financial statements and reviews Registrant's semi-annual and annual reports to Registrant's shareholders as well as Registrant's filings with the Securities and Exchange Commission on Form N-1A.


PORTFOLIO TRANSACTIONS

            Portfolio Turnover


            The Fund's portfolio turnover rate is determined by dividing the lesser of securities purchases or sales for a year by the monthly average value of securities held by the Fund (excluding, for purposes of this determination, securities the maturities of which as of the time of their acquisition were one year or less). The portfolio turnover rates for the fiscal years ended December 31, 1997 and 1998 were 2.26% and 4.52%, respectively.


            Brokerage Allocation

            The Management Company's policy is to seek for its clients, including the Fund, what in the Management Company's judgment will be the best overall execution of purchase or sale orders and the most favorable net prices in securities transactions consistent with its judgment as to the business qualifications of the various broker or dealer firms with whom the Management Company may do business, and the Management Company may not necessarily choose the broker offering the lowest available commission rate. Decisions with respect to the market where the transaction is to be completed, to the form of transaction (whether principal or agency), and to the allocation of orders among brokers or dealers are made in accordance with this policy. In selecting brokers or dealers to effect portfolio transactions, consideration is given to their proven integrity and financial responsibility, their demonstrated execution experience and capabilities both generally and with respect to particular markets or securities, the competitiveness of their commission rates in agency transactions (and their net prices in principal transactions), their willingness to commit capital, and their clearance and settlement capability. The Management Company makes every effort to keep informed of commission rate structures and prevalent bid/ask spread characteristics of the markets and securities in which transactions for the Fund occur. Against this background, the Management Company evaluates the reasonableness of a commission or a net price with respect to a particular transaction by considering such factors as difficulty of execution or security positioning by the executing firm. The Management Company may or may not solicit competitive bids based on its judgment of the expected benefit or harm to the execution process for that transaction.

            When it appears that a number of firms could satisfy the required standards in respect of a particular transaction, consideration may also be given by the Management Company to services other than execution services which certain of such firms have provided in the past or may provide in the future. Negotiated commission rates and prices, however, are based upon the Management Company's judgment of the rate which reflects the execution requirements of the transaction without regard to whether the broker provides services in addition to execution. Among such other services are the supplying of supplemental investment research; general economic, political and business information; analytical and statistical data; relevant market information, quotation equipment and services; reports and information about specific companies, industries and securities; purchase and sale recommendations for stocks and bonds; portfolio strategy services; historical statistical information; market data services providing information on specific issues and prices; financial publications; proxy voting data and analysis services; technical analysis of various aspects of the securities markets, including technical charts; computer hardware used for brokerage and research purposes; computer software and databases (including those contained in certain trading systems and used for portfolio analysis and modeling in conjunction with certain trading systems and including software providing investment personnel with efficient access to current and historical data from a variety of internal and external sources); portfolio evaluation services; and data relating to the relative performance of accounts. Certain of the nonexecution services provided by broker-dealers may in turn be obtained by the broker-dealers from third parties who are paid for such services by the broker-dealers.

            In the case of the Fund and other registered investment companies advised by the Management Company or its affiliates, the above services may include data relating to performance, expenses and fees of those investment companies and other investment companies. This information is used by the Trustees or Directors of the investment companies to fulfill their responsibility to oversee the quality of the Management Company's advisory services and to review the fees and other provisions contained in the advisory contracts between the investment companies and the Management Company. The Management Company considers these investment company services only in connection with the execution of transactions on behalf of its investment company clients and not its other clients.

            The Management Company regularly reviews and evaluates the services furnished by broker-dealers. The Management Company's investment management personnel seek to evaluate the quality of the research and other services provided by various broker-dealer firms, and the results of these efforts are made available to the equity trading department which uses this information as a consideration to the extent described above in the selection of brokers to execute portfolio transactions.


            Some services furnished by broker-dealers may be used for research and investment decision-making purposes, and also for marketing or administrative purposes. Under these circumstances, the Management Company allocates the cost of the services to determine the proportion which is allocable to research or investment decision-making and the proportion allocable to other purposes. The Management Company pays directly from its own funds for that portion allocable to uses other than research or investment decision-making. Some research and execution services may benefit the Management Company's clients as a whole, while others may benefit a specific segment of clients. Not all such services will necessarily be used exclusively in connection with the accounts which pay the commissions to the broker-dealer providing the services.

            The Management Company has no fixed agreements or understandings with any broker-dealer as to the amount of brokerage business which that firm may expect to receive for services supplied to the Management Company or otherwise. There may be, however, understandings with certain firms that in order for such firms to be able to continuously supply certain services, they need to receive an allocation of a specified amount of brokerage business. These understandings are honored to the extent possible in accordance with the policies set forth above.


            It is not the Management Company's policy to intentionally pay a firm a brokerage commission higher than that which another firm would charge for handling the same transaction in recognition of services (other than execution services) provided. However, the Management Company is aware that this is an area where differences of opinion as to fact and circumstances may exist, and in such circumstances, if any, relies on the provisions of Section 28(e) of the Securities Exchange Act of 1934. Brokerage commissions paid by Registrant during the fiscal years ended December 31, 1998, 1997 and 1996 were $37,410, $22,650 and $37,358, respectively. During and at the end of its most recent fiscal year, the Fund held in its portfolio no securities of any entity that might be deemed to be a regular broker-dealer of the Fund as defined under the 1940 Act.

            In the case of the purchase of fixed income securities in underwriting transactions, the Management Company follows any instructions received from its clients as to the allocation of new issue discounts, selling concessions and designations to brokers or dealers which provide the client with research, performance evaluation, master trustee and other services. In the absence of instructions from the client, the Management Company may make such allocations to broker-dealers which have provided the Management Company with research and brokerage services.

            In some instances, certain clients of the Management Company request it to place all or part of the orders for their account with certain brokers or dealers, which in some cases provide services to those clients. The Management Company generally agrees to honor these requests to the exact practicable. Clients may request that the Management Company only effect transactions with the specified broker-dealers if the broker-dealers are competitive as to price and execution. When the request is not so conditioned, the Management Company may be unable to negotiate commissions or obtain volume discounts or best execution. In other cases, the Management Company may be unable to negotiate commissions or obtain volume discounts or best execution. In cases where the Investment Manager is requested to use a particular broker-dealer, different commission may be charged to clients making the requests. A client who requests the use of a particular broker-dealer should understand that it may lose the possible advantage which non-requesting clients derive from aggregation of orders for several clients as a single transaction for the purchase or sale of a particular security. Among other reasons why best execution may not be achieved with directed brokerage is that, in an effort to achieve orderly execution of transactions, execution of orders that have designated particular brokers may, at the discretion of the trading desk, be delayed until execution of other non-designated orders has been completed.

            When more than one client of the Management Company is seeking to buy or sell the same security, the sale or purchase is carried out in a manner which is considered fair and equitable to all accounts. In allocating investments among various clients (including in what sequence orders for trades are placed), the Management Company will use its best business judgment and will take into account such factors as the investment objectives of the clients, the amount of investment funds available to each, the size of the order, the amount already committed for each client to a specific investment and the relative risks of the investments, all in order to provide on balance a fair and equitable result to each client over time. Although sharing in large transactions may sometimes affect price or volume of shares acquired or sold, overall it is believed there may be an advantage in execution. The Management Company may follow the practice of grouping orders of various clients for execution to get the benefit of lower prices or commission rates. In certain cases where the aggregate order may be executed in a series of transactions at various prices, the transactions are allocated as to amount and price in a manner considered equitable to each so that each receives, to the extent practicable, the average price of such transactions. Exceptions may be made based on such factors as the size of the account and the size of the trade. For example, the Management Company may not aggregate trades where it believes that it is in the best interests of clients not to do so, including situations where aggregation might result in a large number of small transactions with consequent increased custodial and other transactional costs which may disproportionately impact smaller accounts. Such disaggregation, depending on the circumstances, may or may not result in such accounts receiving more or less favorable execution relative to other clients.

Shares of Beneficial Interest and Other Securities

            The Fund's only authorized and outstanding securities are shares of beneficial interest ("Shares"). The following provisions are applicable to the Shares.

            (i)                     Distribution Rights

                                    The Board of Trustees determines the amounts of ordinary income and/or capital gains to be distributed to the holders of Shares and the time or times when such distributions will be made. Distributions of net income, exclusive of capital gains, to the extent practicable will be made quarterly. Such dividends are declared in additional Shares with the option to each shareholder to elect to receive the distribution in cash. The Fund's current practice is to retain long-term capital gains and to pay the Federal taxes thereon at corporate capital gains tax rates on behalf of the shareholders.

            (ii)                    Voting Rights

                                    Shareholders are entitled to one vote or fraction thereof for each Share, or fraction thereof, held. The Shares do not possess cumulative voting rights.

            (iii)                   Liquidation Rights

                                    All Shares will participate on a pro rata basis in net assets in the event of liquidation.

            (iv)                    Preemptive Rights

                                    Shares and fractions thereof have no
                                    Preemptive rights.

            (v)                     Conversion Rights

                                    Shares and fractions thereof have no
                                    conversion rights.

            (vi)                    Redemption Provisions

                                    A Shareholder has the right to redeem his Shares by delivering to the Fund either his certificates, or an instrument of transfer if no certificates have been issued, in good order for transfer, with a separate written request for redemption. Redemption is made at the net asset value next computed after such delivery. Good order means that certificates or instruments of transfer must be endorsed by the record owner(s) exactly as the Shares are registered and the signature(s) must be guaranteed by a bank, a member firm of a national stock exchange, or other eligible guarantor institution. The Transfer Agent will not accept guarantees (or notarizations) from notaries public. The above requirements may be waived by the Fund in certain instances.

                                    Payment for Shares surrendered for
                                    redemption is made within seven days. The
                                    Fund may suspend the right of redemption or postpone the date of payment of a redemption or redemptions during any period when trading on the New York Stock Exchange (the "NYSE") is restricted or such Exchange is closed (other than weekends or holidays), or the Securities and Exchange Commission has by order permitted such suspension, or the Board of Trustees has determined an emergency exists making disposal of securities, or determination of the net asset value of the Fund, not reasonably practicable. The Fund, in the sole discretion of the Board of Trustees, may pay, and ordinarily will pay, the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Fund in lieu of cash.

            (vii)                   Sinking Fund Provisions

                                    There are no sinking fund provisions.

            (viii)                  Liability to Further Calls or to Assessment

                                    There is no liability to further calls or to assessment by the Registrant.

                                    The rights of Registrant's shareholders set forth in Registrant's Master Trust Agreement may be modified by lawful amendment thereof at any time, so long as such amendment does not have a material adverse effect on the rights of any shareholder with respect to which such amendment is or purports to be applicable by an instrument in writing signed by a majority of Trustees (or by an officer pursuant to a vote of a majority of Trustees). Any such amendment that does have a material adverse effect on the rights of shareholders may be adopted as above provided when authorized by vote of a majority of shares then outstanding and entitled to vote.

                                    Under Massachusetts law, the shareholders of the Trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Master Trust Agreement of the Trust disclaims shareholder liability for acts or obligations of the Trust and provides for indemnification for all losses and expenses of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Management Company believes that, in view of the above, the risk of personal liability to shareholders is remote.

                                    Shareholder inquiries should be made to
                                    State Street Research Shareholder Services,
                                    P.O. Box 8408, Boston, MA 02266-8408 or, if
                                    by telephone, to 1-800-562-0032.

Redemption and Pricing of Securities

            The Fund is not offering its Shares to the general public and consequently has no offering price. Registrant has no principal underwriter.

            As set forth above, redemptions of the Fund's Shares are made at their net asset value next computed after delivery of such shares to the Fund in good order for transfer under the conditions and in accordance with the policies and procedures there stated.


            The Fund reserves the right to pay redemptions in kind with portfolio securities in lieu of cash. In accordance with its election pursuant to Rule 18f-1 under the 1940 Act, the Fund may limit the amount of redemption proceeds paid in cash. The Fund may limit redemptions in cash with respect to each shareholder during any ninety-day period to the lesser of (i) $250,000 or (ii) 1% of the net asset value of the Fund at the beginning of such period. In connection with any redemptions paid in kind with portfolio securities, brokerage and other costs may be incurred by the redeeming shareholder in the sale of the securities received.


            The net asset value of the shares of the Fund is determined once daily as of the close of the NYSE, ordinarily 4 P.M. New York
            City time, Monday through Friday, on each day during which the NYSE is open for unrestricted trading. The NYSE is currently closed for Martin Luther King, Jr. Day, New Year's Day, Presidents Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

            The net asset value per share of the Fund is computed by dividing the sum of the market value of the securities held by the Fund plus any cash or other assets minus all liabilities by the total number of outstanding shares of the Fund at such time. Any expenses, except for extraordinary or nonrecurring expenses, borne by the Fund, including the investment management fee payable to the Management Company, are accrued daily.

            In determining the values of the portfolio assets, the Trustees utilize one or more pricing services to value, certain securities for which market quotations are not readily available on a daily basis. The pricing services may provide prices determined as of times prior to the close of the NYSE.

            In general, securities are valued as follows. Securities which are listed or traded on the New York or American Stock Exchange are valued at the price of the last quoted sale on the respective exchange for that day. Securities which are listed or traded on a national securities exchange or exchanges, but not on the New York or American Stock Exchange, are valued at the price of the last quoted sale on the exchange for that day prior to the close of the NYSE. Securities not listed on any national securities exchange which are traded "over the counter" and for which quotations are available on the National Association of Securities Dealers' NASDAQ System, or other system, are valued at the closing price supplied through such system for that day at the close of the NYSE. Other securities are, in general, valued at the mean of the bid and asked quotations last quoted prior to the close of the NYSE if there are market quotations readily available, or in the absence of such market quotations, then at the fair value thereof as determined by or under authority of the Trustees of the Trust with the use of such pricing services as may be deemed appropriate or methodologies approved by the Trustees. The Trustees also reserve the right to adopt other valuations based on fair value in pricing in unusual circumstances where use of other methods as discussed in part above, could otherwise have a material adverse effect on the Fund as a whole.


            Short-term debt instruments issued with a maturity of one year or less which have a remaining maturity of 60 days or less are valued using the amortized cost method, provided that during any period in which more than 25% of the Fund's total assets is invested in short-term debt securities the current market value of such securities will be used in calculating net asset value per share in lieu of the amortized cost method. The amortized cost method is used when the value obtained is fair value. Under the amortized cost method of valuation, the security is initially valued at cost on the date of purchase (or in the case of short-term debt instruments purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity), and thereafter a constant amortization to maturity of any discount or premium is assumed regardless of the impact of fluctuating interest rates on the market value of the security.


Tax Status

            Registrant intends to qualify under those sections of the Internal Revenue Code which provide that Registrant, so long as it so qualifies, will pay no federal income taxes on investment income or on capital gains to the extent they are distributed to Registrant's shareholders.

            Dividends paid out of investment income are taxable to Registrant's shareholders at ordinary income tax rates whether they are taken by Registrant's shareholders in additional shares of Registrant or in cash. In general, such dividends are eligible for the dividends received deduction for corporations. The percentage of Registrant's dividends eligible for such tax treatment may be less than 100% to the extent that less than 100% of the Registrant's gross income may be from qualifying dividends of domestic corporations. Distributions of capital gains, if made, will ordinarily be taxable to Registrant's shareholders at federal capital gain rates regardless of how long the underlying shares of Registrant have been held and regardless of whether they are taken by the shareholder in additional shares of Registrant or in cash.

            Registrant currently follows a policy of distributing substantially all of its net investment income (ordinarily no less than 98% to avoid imposition of an excise tax under the Internal Revenue Code) to its shareholders and of retaining net realized capital gains and paying the Federal tax thereon on behalf of its shareholders. Retention by Registrant of its net realized long-term capital gains and payment of the tax thereon on behalf of shareholders results in each shareholder including in his income tax return his proportionate share of such gains and taking a credit for the payment of the corporate tax thereon and of increasing the tax basis of his shares in Registrant by an amount equal to the difference between his proportionate share of such gains and the amount of the tax paid on his behalf by Registrant.

Financial Statements


            Each of the Investment Portfolio, the Statement of Assets and Liabilities, the Statement of Operations, the Notes to Financial Statements (including Financial Highlights), the Report of Independent Accountants and Management's Discussion of Fund Performance, which are included in the Annual Report to Shareholders of State Street Research Exchange Fund, for the fiscal year ended December 31, 1998, and the Statement of Changes in Net Assets for the year ended December 31, 1998 and for the year ended December 31, 1997, also included in said Annual Report, are hereby incorporated by reference from the Fund's Annual Report, filed with the Securities and Exchange Commission (EDGAR accession number 0000950146-99-000354). Shareholder reports are available without charge upon request. For more information call the State Street Research Service Center at (800) 562-0032.

                                     Part C

                      STATE STREET RESEARCH EXCHANGE TRUST

                                     PART C
                                OTHER INFORMATION


Item 23.  Exhibits

                        Exhibits

                        (1)         Master Trust Agreement and
                                    Amendment No. 1 to the
                                    Master Trust Agreement (v)
                        (2)(a)      By-Laws (i)*
                        (2)(b)      No. 1 to By-Laws effective
                                    September 30, 1992 (iv)*
                        (5)         Investment Advisory Contract (iii)**
                        (8)(a)      Custodian Contract (ii)**
                        (8)(b)      Data Access Services Addendum to Custodian
                                      Contract
                        (11)        Consent of PricewaterhouseCoopers LLP
                        (12)        Not applicable
                        (17) First Amended and Restated Multiple Class Expense Allocation Plan (vi)
                        (18)(a)     Power of Attorney (vii)
                        (18)(b)     Certificate of Board Resolution Respecting
                                      Power of Attorney (vii)
                        (27)        Financial Data Schedule


----------------------

Filed as part of the Registration Statement as noted below and incorporated herein by reference:

Footnote                Investment Company Act of 1940
Reference               Registration/Amendment                 Date Filed


    i                   Amendment No. 5 to                     April 26, 1989
                        Registration Statement

   ii                   Amendment No. 6 to                     April 27, 1990
                        Registration Statement

  iii                   Amendment No. 8 to                     April 30, 1991
                        Registration Statement

   iv                   Amendment No. 10 to                    April 30, 1993
                        Registration Statement

    v                   Amendment No. 13 to
                        Registration Statement                 April 29, 1996

   vi                   Amendment No. 14 to
                        Registration Statement                 April 30, 1997

  vii                   Amendment No. 15 to
                        Registration Statement                 April 30, 1998

* Filed electronically April 24, 1996
**Filed electronically April 30, 1998

Item 24.  Persons Controlled by or under Common Control with
          Registrant

            Inapplicable.

Item 25.  Indemnification


            Article VI of Registrant's Master Trust Agreement provides: The Trust shall indemnify (from the assets of the Sub-Trust or Sub-Trusts in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

Item 26.  Business and Other Connections of Investment Adviser


    Describe any other business, profession, vocation or employment of a substantial nature in which each investment adviser of the Registrant, and each director, officer or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee.

                                                                                                    Principal business
Name                         Connection                    Organization                             address of organization
-----                        ----------                    ------------                             -----------------------
State Street Research &      Investment Adviser            Various investment advisory                      Boston, MA
 Management Company                                        clients

Arpiarian, Tanya             None
    Vice President

Bangs, Linda L.              None
    Vice President

Barnwell, Amy F.
    Vice President

Beaudry, Matthew F.
    Vice President

Bennett, Peter C.            Vice President                State Street Research Capital Trust              Boston, MA
    Director and             Vice President                State Street Research Exchange Trust             Boston, MA
    Executive Vice           Vice President                State Street Research Financial Trust            Boston, MA
    President                Vice President                State Street Research Growth Trust               Boston, MA
                             Vice President                State Street Research Master Investment Trust    Boston, MA
                             Vice President                State Street Research Equity Trust               Boston, MA
                             Director                      State Street Research Investment Services, Inc.  Boston, MA
                             Director and Chairman         Boston Private Bank & Trust Co.                  Boston, MA
                             of Exec. Comm.
                             Vice President                State Street Research Income Trust               Boston, MA
                             Vice President                State Street Research Portfolios, Inc.           Boston, MA
                             Vice President                State Street Research Securities Trust           Boston, MA
                             President and Director        Christian Camps & Conferences, Inc.              Boston, MA
                             Chairman and Trustee          Gordon College                                   Wenham, MA

Bochman, Kathleen            None
    Vice President

Borzilleri, John             Vice President                Montgomery Securities                            San Francisco, CA
    Senior Vice President    (until 6/97)
    (Vice President
    until 4/98)

Bray, Michael J.             None
    Senior Vice President
    (Vice President
    until 4/98)

Brezinski, Karen             None
    Vice President

Brown, Susan H.              None
    Vice President

Buffum, Andrea L.            None

Burbank, John F.             None
    Senior Vice President

Cabrera, Jesus A.            Vice President                State Street Research Capital Trust              Boston, MA
    Senior Vice President
    (Vice President
    until 4/98)

                                      C-3

                                                                                                    Principal business
Name                         Connection                    Organization                             address of organization
----                        ----------                    ------------                             -----------------------

Calame, Mara D.              Vice President and            State Street Research Energy, Inc.               Boston, MA
    Vice President and       Assistant Counsel
    Assistant Secretary

Canavan, Joseph W.           Assistant Treasurer           State Street Research Equity Trust               Boston, MA
    Senior Vice President    Assistant Treasurer           State Street Research Financial Trust            Boston, MA
    (Vice President          Assistant Treasurer           State Street Research Income Trust               Boston, MA
    until 4/98)              Assistant Treasurer           State Street Research Money Market Trust         Boston, MA
                             Assistant Treasurer           State Street Research Tax-Exempt Trust           Boston, MA
                             Assistant Treasurer           State Street Research Capital Trust              Boston, MA
                             Assistant Treasurer           State Street Research Exchange Trust             Boston, MA
                             Assistant Treasurer           State Street Research Growth Trust               Boston, MA
                             Assistant Treasurer           State Street Research Master Investment Trust    Boston, MA
                             Assistant Treasurer           State Street Research Securities Trust           Boston, MA
                             Assistant Treasurer           State Street Research Portfolios, Inc.           Boston, MA

Carstens, Linda C.           Vice President                State Street Research Investment                 Boston, MA
    Vice President                                         Services, Inc.

Clifford, Jr., Paul J.       Vice President                State Street Research Tax-Exempt Trust           Boston, MA
    Vice President

Coleman, Thomas J.           None
    Vice President



Cullen, Terrence J.          Vice President                Keystone-Evergreen                               Boston, MA
    Vice President           and Counsel
    and Counsel, and         (until 2/98)
    Assistant Secretary

D'Vari, Ronald               None
    Vice President

Depp, Maureen G.             Vice President                Wellington Management Company                    Boston, MA
    Vice President           (until 9/97)

DeVeuve, Donald              None
    Vice President

DiFazio, Susan M.W.          Senior Vice President         State Street Research Investment Services, Inc.  Boston, MA
    Vice President

Dillman, Thomas J.           Vice President                State Street Research Securities Trust           Boston, MA
    Senior Vice President

Drake, Susan W.              None
    Vice President

Dudley, Catherine            Senior Portfolio Manager      Chancellor Capital Management                    Boston, MA
    Senior Vice President    (until 2/98)

Duggan, Peter J.             None
    Senior Vice President

Even, Karen K.               None
    Vice President

Federoff, Alex G.            None
    Vice President

Fee, Richard E.              Vice President                CIGNA Retirement and Investment Services         Hartford, CT
    Vice President           (until 3/97)
                             Vice President                State Street Research Investment Services, Inc.  Boston, MA

Feliciano, Rosalina          None
    Vice President

Ficco, Bonnie A.             None
    Vice President

Fochtman, Jr., Leo           None
    Vice President

                                      C-4

                                                                                                    Principal business
Name                         Connection                    Organization                             address of organization
-----                        ----------                    ------------                             -----------------------

Fromm, Stuart                Vice President                State Street Research Investment Services, Inc.  Boston, MA
    Vice President

Gardner, Michael D.          None
    Senior Vice President

Geer, Bartlett R.            Vice President                State Street Research Equity Trust               Boston, MA
    Senior Vice President    Vice President                State Street Research Income Trust               Boston, MA
                             Vice President                State Street Research Securities Trust           Boston, MA

Giroux, June M.              None
    Vice President

Govoni, Electra              None
    Vice President

Grace, Evan                  None
    Vice President

Granger, Allison             None
    Vice President

Haggerty, Bryan D.           None
    Vice President

Hamilton, Jr., William A.    Treasurer and Director         Ellis Memorial and Eldredge House                Boston, MA
    Senior Vice President    Treasurer and Director         Nautical and Aviation Publishing Company, Inc.   Baltimore, MD
                             Treasurer and Director         North Conway Institute                           Boston, MA

Hanson, Phyllis              None
    Vice President

Haverty, Jr., Lawrence J.    Vice President                 State Street Research Capital Trust              Boston, MA
    Senior Vice President

Healy, Laura J.              None
    Vice President

Heineke, George R.           None
    Vice President

Hickman, Joanne              Managing Director              Zurich Investment Management                    Chicago, IL
    Senior Vice President    (until 1/98)
                             Senior Vice President          State Street Research Investment Services, Inc. Boston, MA

Huang, Jesse C.              None
    Vice President

Jackson, Jr.,                Vice President                 State Street Research Equity Trust              Boston, MA
  F. Gardner                 Trustee                        Certain trusts of related and
    Senior Vice President                                   non-related individuals
                             Trustee and Chairman of the    Vincent Memorial Hospital                       Boston, MA
                              Board

Jamieson, Frederick H.       Vice President and
    Senior Vice President      Asst. Treasurer              State Street Research Investment Services, Inc.  Boston, MA
                             Vice President and Asst.
                              Treasurer                     SSRM Holdings, Inc.                              Boston, MA
                             Vice President and             MetLife Securities, Inc.                         New York, NY
                             Controller (until 1/97)

Jodka, Richard               Portfolio Manager              Frontier Capital Management                      Boston, MA
    Senior Vice President     (until 1/98)
                             Vice President                 State Street Research Capital Trust              Boston, MA

                                      C-5

                                                                                                            Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

Kallis, John H.              Vice President                 State Street Research Financial Trust            Boston, MA
    Senior Vice President    Vice President                 State Street Research Income Trust               Boston, MA
                             Vice President                 State Street Research Money Market Trust         Boston, MA
                             Vice President                 State Street Research Portfolios, Inc.           Boston, MA
                             Vice President                 State Street Research Tax-Exempt Trust           Boston, MA
                             Vice President                 State Street Research Securities Trust           Boston, MA
                             Trustee                        705 Realty Trust                                 Washington, D.C.

Kasper, M. Katherine         Vice President                 State Street Research Investment Services, Inc.  Boston, MA
    Vice President

Kern, Stephen                None
    Vice President


Kiessling, Dyann H.          Vice President                 State Street Research Money Market Trust         Boston, MA
    Vice President


King, Stephen                Vice President                 State Street Research Investment Services, Inc.  Boston, MA
    Vice President

Kluiber, Rudolph K.          Vice President                 State Street Research Capital Trust              Boston, MA
    Senior Vice President
    (Vice President
    until 4/98)

Kuhn, Stephen P.             None
    Vice President

Langholm, Knut               Director                       State Street Research                            Luxembourg
    Vice President

Leary, Eileen M.             None
    Vice President

Levanson, David E.           None
    Vice President

Lomasney, Mary T.            Business Analyst               Fidelity Investments                             Boston, MA
    Vice President           (until 6/97)

Marinella, Mark A.           Portfolio Manager              STW Fixed Income Management, Ltd.                Boston, MA
    Senior Vice President    (Until 8/98)

Maurer, Jacqueline J.        None
    Vice President

                                      C-6

                                                                                                      Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

McNamara, III, Francis J.    Executive Vice President,       State Street Research Investment Services, Inc. Boston, MA
    Executive Vice           Clerk and General Counsel
    President, Secretary     Secretary and General Counsel   State Street Research Master Investment Trust   Boston, MA
    and General Counsel      Secretary and General Counsel   State Street Research Capital Trust             Boston, MA
                             Secretary and General Counsel   State Street Research Exchange Trust            Boston, MA
                             Secretary and General Counsel   State Street Research Growth Trust              Boston, MA
                             Secretary and General Counsel   State Street Research Securities Trust          Boston, MA
                             Secretary and General Counsel   State Street Research Equity Trust              Boston, MA
                             Secretary and General Counsel   State Street Research Financial Trust           Boston, MA
                             Secretary and General Counsel   State Street Research Income Trust              Boston, MA
                             Secretary and General Counsel   State Street Research Money Market Trust        Boston, MA
                             Secretary and General Counsel   State Street Research Tax-Exempt Trust          Boston, MA
                             Secretary and General Counsel   State Street Research Portfolios, Inc.          Boston, MA
                             Secretary and General Counsel   SSRM Holdings, Inc.                             Boston, MA

Maus, Gerard P.              Treasurer                       State Street Research Equity Trust              Boston, MA
    Director, Executive      Treasurer                       State Street Research Financial Trust           Boston, MA
    Vice President           Treasurer                       State Street Research Income Trust              Boston, MA
    Treasurer, Chief         Treasurer                       State Street Research Money Market Trust        Boston, MA
    Financial Officer and    Treasurer                       State Street Research Tax-Exempt Trust          Boston, MA
    Chief Administrative     Treasurer                       State Street Research Capital Trust             Boston, MA
    Officer                  Treasurer                       State Street Research Exchange Trust            Boston, MA
                             Treasurer                       State Street Research Growth Trust              Boston, MA
                             Treasurer                       State Street Research Master Investment Trust   Boston, MA
                             Treasurer                       State Street Research Portfolios, Inc.          Boston, MA
                             Treasurer                       State Street Research Securities Trust          Boston, MA
                             Director, Executive Vice        State Street Research Investment Services, Inc. Boston, MA
                              President, Treasurer and
                              Chief Financial Officer
                             Director                        Metric Holdings, Inc.                           San Francisco, CA
                             Director                        Certain wholly-owned subsidiaries
                                                               of Metric Holdings, Inc.
                             Treasurer and Chief             SSRM Holdings, Inc.                             Boston, MA
                             Financial Officer
                             Treasurer (until 1/97)          MetLife Securities, Inc.                        New York, NY
                             Director                        State Street Research                           Luxembourg

Milder, Judith J.            None
    Senior Vice President

Miller, Joan D.              Senior Vice President           State Street Research Investment Services, Inc. Boston, MA
    Senior Vice President

                                      C-7

                                                                                                      Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

Moore, Jr., Thomas P.
    Senior Vice              Vice President                  State Street Research Capital Trust             Boston, MA
    President                (until 11/96)
                             Vice President                  State Street Research Exchange Trust            Boston, MA
                             (until 2/97)
                             Vice President                  State Street Research Growth Trust              Boston, MA
                             (until 2/97)
                             Vice President                  State Street Research Master Investment Trust   Boston, MA
                             (until 2/97)
                             Vice President                  State Street Research Equity Trust              Boston, MA
                             Director                        Hibernia Savings Bank                           Quincy, MA
                             Governor on the Board           Association for Investment Management           Charlottesville, VA
                               of Governors                  and Research

Morey, Andrew                None
    Vice President

Mulligan, JoAnne C.          None
    Senior Vice President

Orr, Stephen C.              Member                          Technology Analysts of Boston                   Boston, MA
    Vice President           Member                          Electro-Science Analysts (of NYC)               New York, NY

Paddon, Steven W.            None
    Vice President

Pannell, James C.            None
    Senior Vice President
    (Vice President
     until 4/97)

Peters, Kim M.               Vice President                  State Street Research Securities Trust          Boston, MA
    Senior Vice President

Pierce, James D.             None
    Vice President

Poritzky, Dean E.            Portfolio Manager               Fidelity Management                             Boston, MA
    Vice President           (until 4/97)

Pyle, David J.               Analyst                         Oak Value Capital Management                    Durham, NC
    Vice President           (until 4/97)

Ragsdale, E.K. Easton        Vice President                  State Street Research Financial Trust           Boston, MA
    Senior Vice President

Ransom, Clifford             Director of                     NatWest Markets
    Vice President           Special Situations

Rawlins, Jeffrey A.          None
    Senior Vice President

Rice III, Daniel Joseph      Vice President                  State Street Research Equity Trust              Boston, MA
    Senior Vice President

Richards, Scott              None
    Vice President

                                      C-8

                                                                                                      Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

Romich, Douglas A.           Assistant Treasurer             State Street Research Equity Trust              Boston, MA
    Senior Vice President    Assistant Treasurer             State Street Research Financial Trust           Boston, MA
    (Vice President          Assistant Treasurer             State Street Research Income Trust              Boston, MA
    until 4/98)              Assistant Treasurer             State Street Research Money Market Trust        Boston, MA
                             Assistant Treasurer             State Street Research Tax-Exempt Trust          Boston, MA
                             Assistant Treasurer             State Street Research Capital Trust             Boston, MA
                             Assistant Treasurer             State Street Research Exchange Trust            Boston, MA
                             Assistant Treasurer             State Street Research Growth Trust              Boston, MA
                             Assistant Treasurer             State Street Research Master Investment Trust   Boston, MA
                             Assistant Treasurer             State Street Research Securities Trust          Boston, MA
                             Assistant Treasurer             State Street Research Portfolios, Inc.          Boston, MA

Ryan, Michael J.             Vice President                  Delaware Management                             Philadelphia, PA
    Senior Vice President    (until 1/98)

Sanderson, Derek             Senior Vice President           Freedom Capital Management                      Boston, MA
    Senior Vice President    (until 10/97)

Saperstone, Paul             None
    Vice President

Schrage, Michael             None
    Vice President

Schultz, David C.            Director and Treasurer          Mafraq Hospital Association                     Mafraq, Jordan
    Executive Vice President Member                          Association of Investment
                                                             Management Sales Executives                     Atlanta, GA
                             Member, Investment Committee    Lexington Christian Academy                     Lexington, MA

Shaver, Jr. C. Troy          President, Chief                State Street Research Investment Services, Inc. Boston, MA
    Executive Vice           Executive Officer and
    President                  Executive Vice President

Shean, William G.            None
    Vice President

Shively, Thomas A.           Vice President                  State Street Research Financial Trust           Boston, MA
    Director and             Vice President                  State Street Research Money Market Trust        Boston, MA
    Executive Vice           Vice President                  State Street Research Tax-Exempt Trust          Boston, MA
    President                Director                        State Street Research Investment Services, Inc  Boston, MA
                             Vice President                  State Street Research Securities Trust          Boston, MA
                             Vice President                  State Street Research Portfolios, Inc.          Boston, MA

Shoemaker, Richard D.        None
    Senior Vice President

Stambaugh, Kenneth           None
    Vice President
    (Assistant Vice
     President until 9/97)

Strelow, Dan R.              None
    Senior Vice President

                                      C-9

                                                                                                      Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

Stolberg, Thomas             None
    Vice President

Swanson, Amy McDermott       None
    Senior Vice President

Trebino, Anne M.             Vice President                  SSRM Holdings, Inc.                             Boston, MA
    Senior Vice President

Verni, Ralph F.              Chairman, President, Chief      State Street Research Capital Trust             Boston, MA
    Chairman, President,     Executive Officer and Trustee
    Chief Executive          Chairman, President, Chief      State Street Research Exchange Trust            Boston, MA
    Officer and              Executive Officer and Trustee
    Director                 Chairman, President, Chief      State Street Research Growth Trust              Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Master Investment Trust   Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Securities Trust          Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Equity Trust              Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Financial Trust           Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Income Trust              Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Money Market Trust        Boston, MA
                             Executive Officer and Trustee
                             Chairman, President, Chief      State Street Research Portfolios, Inc.          Boston, MA
                             Executive Officer and Director
                             Chairman, President, Chief      State Street Research Tax-Exempt Trust          Boston, MA
                             Executive Officer and Trustee
                             Chairman and Director           State Street Research Investment Services, Inc. Boston, MA
                             (President and Chief Executive
                             Officer until 2/96)
                             Chairman and Director           Metric Holdings, Inc.                           San Francisco, CA
                             Director and Officer            Certain wholly-owned subsidiaries
                                                             of Metric Holdings, Inc.
                             Chairman of the Board           MetLife Securities, Inc.                        New York, NY
                             and Director (until 1/97)
                             President, Chief Executive      SSRM Holdings, Inc.                             Boston, MA
                             Officer and Director
                             Director                        Colgate University                              Hamilton, NY
                             Director                        State Street Research                           Luxembourg
                             Chairman and Director           SSR Realty Advisors, Inc.                       San Francisco, CA

                                      C-10

                                                                                                      Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

Wade, Dudley                 Vice President                  State Street Research Growth Trust              Boston, MA
  Freeman                    Vice President                  State Street Research Master Investment Trust   Boston, MA
    Senior Vice
    President

Wallace, Julie K.            None
    Vice President

Walsh, Tucker                None
    Vice President

Watts, Evan D., Jr.          Vice President                  State Street Research Investment Services, Inc. Boston, MA
    Vice President


Weiss, James M.              Vice President                  State Street Research Exchange Trust            Boston, MA
    Executive Vice President Vice President                  State Street Research Financial Trust           Boston, MA
    (Senior Vice President)  Vice President                  State Street Research Growth Trust              Boston, MA
    until 6/98)              Vice President                  State Street Research Securities Trust          Boston, MA
                             Vice President                  State Street Research Capital Trust             Boston, MA
                             Vice President                  State Street Research Equity Trust              Boston, MA
                             Vice President                  State Street Research Income Trust              Boston, MA
                             Vice President                  State Street Research Master Investment Trust   Boston, MA


Welch, Timothy               None
    Vice President

Westvold,                    Vice President                  State Street Research Securities Trust          Boston, MA
  Elizabeth McCombs
    Senior Vice President

Wilkins, Kevin               Senior Vice President           State Street Research Investment                Boston, MA
    Senior Vice President    (Vice President until 9/98)           Services, Inc.
    (Vice President          Vice President                  Fidelity Investments                            Boston, MA
    until 9/98)              (until 7/97)

Wilson, John T.              Vice President                  State Street Research Equity Trust              Boston, MA
    Senior Vice President    Vice President                  State Street Research Master Investment Trust   Boston, MA
    (Vice President
    until 4/98)

                                      C-11

                                                                                                      Principal business
Name                         Connection                      Organization                             address of organization
-----                        ----------                      ------------                             -----------------------

Wing, Darman A.              Senior Vice President and       State Street Research Investment Services, Inc. Boston, MA
    Senior Vice President,   Asst. Clerk
    Assistant Secretary      Assistant Secretary and         State Street Research Capital Trust             Boston, MA
    and Assistant            Assistant General Counsel
    General Counsel          Assistant Secretary and         State Street Research Exchange Trust            Boston, MA
    (Vice President          Assistant General Counsel
    until 4/98)              Assistant Secretary and         State Street Research Growth Trust              Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Master Investment Trust   Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Securities Trust          Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Equity Trust              Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Financial Trust           Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Income Trust              Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Money Market Trust        Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Tax-Exempt Trust          Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         State Street Research Portfolios, Inc.          Boston, MA
                             Assistant General Counsel
                             Assistant Secretary and         SSRM Holdings, Inc.                             Boston, MA
                             Assistant General Counsel

Woodbury, Robert S.          None
    Vice President

Woodworth, Jr., Kennard      Vice President                  State Street Research Exchange Trust            Boston, MA
    Senior Vice              Vice President                  State Street Research Growth Trust              Boston, MA
    President                Vice President                  State Street Research Securities Trust          Boston, MA

Wu, Norman N.                Partner                         Atlantic-Acton Realty                           Framingham, MA
    Senior Vice President    Director                        Bond Analysts Society of Boston                 Boston, MA


Zuger, Peter A.              Vice President                  State Street Research Equity Trust              Boston, MA
    Senior Vice              Portfolio Manager               American Century
    President                (until 9/98)                    Investment Management


Item 27.  Principal Underwriters


            Inapplicable.


Item 28.  Location of Accounts and Records


            Gerard P. Maus
            State Street Research & Management Company
            One Financial Center
            Boston, MA  02111


Item 29.  Management Services

            Under a Shareholders' Administrative Services Agreement between the Registrant and State Street Research Investment Services, Inc. ("SSRISI"), SSRISI provides shareholders' administrative services, such as responding to inquiries and instructions from investors respecting the redemption of shares of the Registrant and received the amounts set forth below:

               Year-end       Year-end       Year-end
               12/31/96       12/31/97       12/31/98
               --------       --------       --------
               $3,680         $3,863         $5,666


Item 31.  Undertakings

            (a)         Inapplicable

            (b)         Inapplicable


            (c)         Deleted

                                   SIGNATURES


            Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and Commonwealth of Massachusetts, on the 29th day of April, 1999.


                           STATE STREET RESEARCH EXCHANGE TRUST
                                   Registrant


                                                By /s/Francis J. McNamara, III
                                                ------------------------------
                                                   Francis J. McNamara, III
                                                   Secretary